THIS CONVERTIBLE DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS. THIS CONVERTIBLE DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE
DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS CONVERTIBLE DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE DEBENTURE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RICKS CABARET INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


CERTIFICATE  -RCI-C.D.  NO.  503

                             CONVERTIBLE  DEBENTURE
                                       OF
                       RICK'S CABARET INTERNATIONAL, INC.

     FOR VALUE RECEIVED, RICK'S CABARET INTERNATIONAL, INC., a Texas corporation with its principal office located at 10959 Cutten Road, Houston, Texas 77066 (the "COMPANY"), unconditionally promises to pay to Ryan McElroy, whose address is 2601 East 7th, Apt. 202, Austin, Texas 78702, or the registered assignee, upon presentation of this Convertible Debenture (the "DEBENTURE") by the registered holder hereof (the "HOLDER") at the office of the Company, the principal sum of $100,000.00 (the "PRINCIPAL AMOUNT"), together with any accrued and unpaid interest thereon and other sums as hereinafter provided on April 30, 2008 (the "MATURITY DATE"), if not sooner paid.

     The  following  terms  shall  apply  to  this  Debenture:

     1.     PRINCIPAL  AND  INTEREST.
            ------------------------

     (a) Interest on the Principal Amount outstanding hereunder shall be paid in cash, monthly, in arrears, at the rate of twelve percent (12%) per annum from the date of issuance commencing with the first monthly payment due June 1, 2006 and monthly payments thereafter due on the first day of each successive month ("INTEREST PAYMENT DATE"), to the person in whose name(s) such Debenture is registered at the close of business on the 15th day immediately preceding such Interest Payment Date (the "RECORD DATE");

     (b) The Company shall pay to the Holder the Principal Amount of this Debenture and all interest accrued thereon, but not yet paid, on the Maturity Date, subject to any of the events specified below:

          (i) The Company in its sole discretion chooses to redeem all or any part of the outstanding Principal Amount in accordance with Section 3 hereof; or

          (ii) The Holder in its sole discretion chooses to convert all or any portion of the outstanding Principal Amount in accordance with Section 4 hereof.

     2.     PAYMENT.  Payment  of  any sums due to the Holder under the terms of
            -------
this Debenture shall be made in United States Dollars by check or wire transfer at the option of the Company. Payment shall be made to any account or address designated by the Holder any time prior to any payment due hereunder. If any payment hereunder would otherwise become due and payable on a day on which banks are closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas ("Business Day"). The Company may prepay all or any part of the principal of this Debenture before maturity without penalty, and interest shall immediately cease to accrue on any amount so prepaid.

     3.     THE  COMPANY'S  OPTION  TO REDEEM.  The Debenture will be subject to
            ---------------------------------
redemption at the option of the Company, in whole or in part, at 100% of the principal face amount of the Debenture redeemed plus any accrued and unpaid interest (the "REDEMPTION AMOUNT") on the Redemption Payment Date (as hereinafter defined), at any time and from time to time, upon not less than 10 nor more than 30 days notice to the Holder.

     The Company shall deliver to the Holder a written Notice of Redemption (the "NOTICE OF REDEMPTION") specifying the date for the redemption (the "REDEMPTION PAYMENT DATE"), which date shall be at least 10 but not more than 30 days after the date of the Notice of Redemption (the "REDEMPTION PERIOD"). A Notice of Redemption shall not be effective with respect to any portion of this Debenture for which the Holder has previously delivered a Notice of Conversion (as hereinafter defined) or for conversions elected to be made by the Holder pursuant to Section 4 during the Redemption Period. The Redemption Amount shall be determined as if the Holder's conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder.
In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice shall be null and void. After the Redemption Payment Date, unless the Company shall default in the payment of the Redemption Amount, interest will cease to accrue on the Debenture or the portion thereof called for redemption.

     4.     CONVERSION  RIGHTS  OF  HOLDER.
            ------------------------------

     (a)     Conversion.  The  Holder  of this Debenture will have the right, at
             ----------
the Holder's option, to convert all or any portion of the Principal Amount hereof into shares of Common Stock at any time prior to maturity (unless earlier redeemed) at the Conversion Price of $6.55 per share (subject to adjustment as described below). The right to convert the Principal Amount of this Debenture called for redemption will terminate at the close of business on the business day prior to the Redemption Payment Date for such Debenture, unless the Company subsequently fails to pay the applicable Redemption Amount. The shares of common stock to be issued upon such conversion are hereinafter referred to as the "CONVERSION SHARES".

     (b)     Conversion  Restrictions  and  Limitations.  If the Company has not
             ------------------------------------------
previously obtained Shareholder Approval (as defined below), the number of shares of Common Stock that may be issued by the Company or acquired by the Holder upon any conversion of this Debenture shall be limited to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owned by the Holder and any Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 19.99% of the total number of issued and outstanding shares of the Company's Common Stock ("MAXIMUM AMOUNT ISSUABLE"). Shareholder Approval is defined as obtaining the vote of the Company's shareholders as may be required by the applicable rules of the Nasdaq Small Cap Market to approve the issuance of shares of Common Stock in excess of the Maximum Amount Issuable.

     (c)     Mechanics  of  Holder's  Conversion.  In  the event that the Holder
             -----------------------------------
elects to convert this Debenture into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount that is being converted. In the event that the Holder elects to convert only a portion of the Debenture, then the Holder shall also forward and surrender this Debenture to the Company with the Notice of Conversion. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount as entered in its records and shall provide written notice thereof to the Company within five (5) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion is annexed hereto as Exhibit A. Pursuant to the
                                                     ---------
terms of the Notice of Conversion, the Company will issue instructions to the transfer agent as soon as practicable thereafter, to cause to be issued and delivered to such Holder certificates for the number of full shares of Conversion Shares to which such Holder shall be entitled as aforesaid and, if necessary, a new Debenture representing any unconverted portion of this Debenture. The Company shall not issue fractional Conversion Shares upon conversion, but the number of Conversion Shares to be received by any Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment of the remaining principal amount in cash. In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

     (d)     Adjustment Provisions.  The Conversion Price and number and kind of
             ---------------------
shares or other securities to be issued upon conversion determined pursuant to this Debenture shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

          (i)     Reclassification.  In  case  of  any  reclassification,
                  ----------------
consolidation or merger of the Company with or into another entity or any merger of another entity with or into the Company, or in the case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), each Debenture then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a Holder of the number of shares of Common Stock into which such Debenture was convertible immediately prior thereto, after giving effect to any adjustment event.

          (ii)     Stock  Splits, Combinations and Dividends.   If the shares of
                   -----------------------------------------
Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Company in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     (e)     Issuance  of  New  Debenture.  Upon  any partial conversion of this
             ----------------------------
Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid. The Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Debenture.

     (f)     Interest  on Payment Date.   In the case of any Debenture which has
             -------------------------
been converted after any Record Date, but on or before the next Interest Payment Date, the interest due on such Interest Payment Date, shall be payable on such Interest Payment Date notwithstanding such conversion. The interest shall be paid in cash on the Interest Payment Date.

     (g)     Reservation  of Shares.  The Company shall at all times reserve for
             ----------------------
issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the full conversion of the Debenture, the full number of shares of Common Stock deliverable upon the conversion of the Debenture from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Texas, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of the Debenture.

     5.     EVENTS  OF DEFAULTS AND REMEDIES.  The following are deemed to be an
            --------------------------------
event of default ("Event of Default") hereunder: (i) the failure by the Company to pay any installment of interest on the Debenture as and when due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal on the Debenture when and as the same become due and payable at maturity, by acceleration or otherwise, (iii) the failure of the Company to perform any conversion of Debentures required under the Debenture and the continuance of any such failure for 30 days, (iv) the failure by the Company to observe or perform any other covenant or agreement contained in the Debenture and the continuance of such failure for a period of 30 days after the written notice is given to the Company by the Holders, (v) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; or (vi) a default in the payment of principal or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any indebtedness for borrowed money of the Company with an aggregate principal amount in excess of $750,000 and (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $750,000, at any one time rendered against the Company and not stayed, bonded or discharged within 75 days.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above with respect to the Company), then in every such case, unless the principal shall have already become due and payable, the Holder of the Debenture then outstanding, by notice in writing to the Company (an "Acceleration Notice"), may declare all principal and accrued and unpaid interest thereon to be due and payable immediately. If an Event of Default specified in clause (v) above occurs with respect to the Company, all principal and accrued and unpaid interest thereon will be immediately due and payable on the outstanding Debenture without any declaration or other act on the part of the Holder. The Holder is authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal and interest on the Debenture which have become due solely by such acceleration, have been cured or waived.

     6.     LIMITATION  ON  MERGER, SALE OR CONSOLIDATION.  The Company may not,
            ---------------------------------------------
directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either
(a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation or limited liability company organized under the laws of any state of the United States and expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Debenture.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation or limited liability company formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Debenture with the same effect as if such successor corporation or limited liability company had been named therein as the Company, and the Company will be released from its obligations under the Debenture, except as to any obligations that arise from or as a result of such transaction.

     7.     REGISTRATION  RIGHTS.
            ---------------------

          (a) In the event that the Company files a Registration Statement to register shares of its Common Stock with the Securities and Exchange Commission on Form SB-2, S-3 or other similar form (except for Form S-8 or Form S-4) than the Company will undertake to use its best efforts to register for resale from time to time by the Holder all of the shares into which the Debenture may be converted under the same Registration Statement. The Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act as promptly as is practicable and to keep the Registration Statement continuously effective under the Securities Act for a period of the earlier of (i) three years from the effective date or (ii) until all of the shares which were registered for resale have been sold.

          (b) From time to time, the Company shall prepare and file with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or any other required document, so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provide the Holder copies of any documents filed in such numbers as the Holder shall reasonably request; and inform the Holder that the Company has complied with its obligations and that the Registration Statement and related Prospectus may be used for the purpose of selling all or any of such securities (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Holder to that effect, will use its best efforts to secure promptly the effectiveness of such post-effective amendment and will immediately so notify the Holder when the amendment has become effective).

     8.     NO  PERSONAL  LIABILITY  OF  SHAREHOLDERS,  OFFICERS, DIRECTORS.  No
            ---------------------------------------------------------------
recourse shall be had for the payment of the principal or the interest on this Debenture, or for any claim based thereon, or otherwise in respect thereof, or based on or in respect of any Debenture supplemental thereto, against any incorporator, stockholder, officer, or director (past, present, or future) of the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

     9.     LISTING  OF  REGISTERED HOLDER OF DEBENTURE.  This Debenture will be
            -------------------------------------------
registered as to principal in the Holder's name on the books of the Company at its principal office in Houston, Texas, after which no transfer hereof shall be valid unless made on the Company's books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

     10.     GOVERNING  LAW;  CONSENT  TO JURISDICTION.  THIS DEBENTURE SHALL BE
             -----------------------------------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     11.     AMENDMENT  AND  WAIVER.  Any waiver or amendment hereto shall be in
             ----------------------
writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

     12.     RESTRICTIONS  AGAINST  TRANSFER  OR  ASSIGNMENT.
             -----------------------------------------------

     (a) This Debenture may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the registered Holder hereof, in whole or in part, unless and until either (i) the Debenture has been duly and effectively registered for resale under the Securities Act of 1933, as amended, and under any then applicable state securities laws; or (ii) the registered Holder delivers to the Company a written opinion acceptable to its counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition. The Company has the absolute right, in its sole discretion, to approve or disapprove such transfer. Any transfer otherwise permissible hereunder shall be made only at the principle office of the Company upon surrender of this Debenture for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Debenture or Debentures will be issued to the transferee in exchange therefor.The transferee of this Debenture shall be bound by the provisions of this Debenture. The register of the transfer of this Debenture shall occur upon the delivery of this Debenture, endorsed by the registered Holder or his duly authorized attorney, signature guaranteed, to the Company or its transfer agent. Each Debenture instrument issued upon the transfer of this Debenture shall have the restrictive legend contained herein conspicuously imprinted on it.

     (b) In the event the Company successfully effects registration of the Common Stock into which this Debenture is convertible, the Company may stop or prevent the transfer of such Common Stock for a period not to exceed 60 days in the event the Company files a registration statement for the sale of its securities, and for an indefinite period of time if the Company, in its sole discretion, believes that such security holder has material non-public information.

     13.     ENTIRE  AGREEMENT; HEADINGS.  This Debenture constitutes the entire
             ---------------------------
agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Debenture.

     14.     NOTICES.  All  notices and other communications provided for herein
             -------
shall be in writing and shall be deemed to have been duly given if delivered personally, transmitted by facsimile transmission (fax) or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

          (a)     If  to  the  Company,  to  it  at  the  following  address:

                                10959 Cutten Road
                              Houston, Texas 77066
                                Attn: Eric Langan
                               (fax) 281-397-6765

          (b) If to registered Holder, then to the address listed on the front of this Debenture, unless changed, by notice in writing as provided for herein.

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

     IN WITNESS WHEREOF, Ricks Cabaret International, Inc. has caused this Debenture to be duly executed in its corporate name by the manual signature of its President, and a facsimile of its corporate seal to be impressed, imprinted or engraved hereon, attested by the manual signature of its Secretary.



Dated:                   ,  2006.
           --------------


[Corporate  Seal]


                                      RICK'S  CABARET  INTERNATIONAL,  INC.

Witnessed:
                                      /s/  Eric  Langan
----------------------------          ------------------------------------------
                                      Eric  Langan
----------------------------          President  and  Chief  Executive  Officer
Witness